Exhibit 99.1

4811 US Route 5
Newport, VT 05855
Tel. 802-334-7915

www.communitynationalbank.com

April 8, 2020

Dear shareholders and friends:

In our continuing effort to follow the CDC guidelines and Governor Scott’s Stay Home/Stay Safe declaration for Vermont, we have postponed our Annual Shareholders’ Meeting to later in 2020. The Board of Directors has voted to revoke the scheduled May 19, 2020 Annual Meeting date and the March 25, 2020 record date. An alternate date will be set when it is once again advisable to hold a gathering of our shareholders.

The Proxy materials that you would normally receive at this time will be made available closer to the meeting date. The Company’s Annual Report to Shareholders containing our audited consolidated financial statements for 2019 is filed with the Securities and Exchange Commission (SEC) as Exhibit 13 to our Annual Report on Form 10-K for 2019. The Annual Report to Shareholders for 2019 and the 10-K report are available online at www.sec.gov. A paper copy of either or both of these documents will be furnished to any shareholder upon request to Shareholder Services, Community Bancorp., 4811 US Route 5, Newport, VT 05855, (802) 334-7915.

We hope you stay well and safe during this unprecedented time. We very much look forward to our next opportunity to meet in person.

Sincerely,

Kathryn M. Austin
President and Chief Executive Officer
Community Bancorp. and Community National Bank